Exhibit 13.1

906 Certification

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the periodic report of NetEase, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, William Lei Ding, the Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.                                      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date:	April 26, 2019

By:	/s/ William Lei Ding
Name:	William Lei Ding
Title:	Chief Executive Officer